Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and the related Prospectus of our report dated March 3, 2022 relating to the financial statements of Alignment Healthcare, Inc., and subsidiaries, appearing in the Annual Report on Form 10-K of Alignment Healthcare, Inc., and subsidiaries for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement and related Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

September 15, 2022